3Q13 Financial and operating results for the period ended September 30, 2013 October 29, 2013 Unless otherwise specified, comparisons in this presentation are between 3Q13 and 3Q12. Exhibit 99.1

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on October 28, 2013, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 4

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 5  Businesses continue to perform well; growth in – Sales and premiums – Operating earnings per share  Accelerating investment in our business – Expanding locations, geographies, and product offerings – Growing agent force and improving productivity – Improving operations platform and efficiencies  Returning value to shareholders while continuing on path to investment grade – Deployed $222mm for securities repurchases and $18mm in dividends YTD 2013 – RBC, liquidity and leverage remain strong 3Q13 Summary CNO

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 6 3Q12 $0.26 3Q13 $0.29 Operating Earnings Per Share Building * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. ** In the third quarter of 2012, equivalent common shares of 56.7 million related to all common stock equivalents were not included in the reported diluted weighted average shares outstanding because their inclusion would have been antidilutive due to the net loss recognized in the period. In this calculation, such common stock equivalents are considered dilutive. Earnings per Share Drivers  Per share growth positively impacted by capital actions  Premium growth continues in core business segments  In aggregate, normalized earnings drivers performed as expected  On track for 9% ROE run-rate by the end of 2015 CNO Operating EPS Excluding Significant Items* Weighted Avg. Diluted Shares Outstanding (millions) 288.1** 229.3 Reported Operating EPS $0.11 $0.33 Operating Earnings Excluding Significant Items* (millions) $69.9 $67.3

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 7 $781.1 $809.6 3Q12 3Q13 $94.1 $101.8 3Q12 3Q13 Investments in the Business Driving Growth CNO  Investing in productivity and growth of the agent force  Expanding presence by adding new locations and geographies  Developing and launching new products to meet the needs of our target market  Driving operational efficiencies and enhancing the customer experience ($ millions) NAP * Represents collected premiums from 3 core segments - Bankers Life, Washington National and Colonial Penn Collected Premiums* Sales up 8% and Collected Premiums in Core Segments* up 4%

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 8 3Q12 $57.6 4Q12 $69.3 1Q13 $60.5 2Q13 $63.2 3Q13 $62.5 3Q13 Sales and Distribution Results  Sales up 9% – Life sales up 24% – Annuity sales improved, up 11% – Health sales down 3% • Driven primarily by declines in LTC partially offset by critical illness sales • Continued strength in MA business*  Collected premiums up 3%  Added 10 net locations in 3Q – 295 total locations  Average agent force up 4% YTD Bankers Life * MA/PDP sales are excluded from NAP in all periods. ($ millions) Quarterly NAP* Med Advantage Policies Issued* 1,168 719 11,042 2,302 1,729 Trailing 4-Quarters NAP $245.7 $245.2 $246.9 $250.6 $255.5 Critical Illness NAP $1.8 $2.4 $2.8 $2.7 $2.6 Collected Premiums $580.3 $606.7 $590.2 $599.4 $600.3 Med Advantage Fee Income, Net* $1.8 $1.7 $2.4 $2.2 $2.9

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 9 3Q12 $21.4 4Q12 $22.8 1Q13 $20.6 2Q13 $23.3 3Q13 $23.9 Washington National 3Q13 Sales and Distribution Results ($ millions) * Collected premiums excludes Medicare supplement premiums ** Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months Quarterly NAP Trailing 4-Quarters NAP $84.8 $86.4 $87.1 $88.1 $90.6  Sales up 12% ‒ PMA up 10% ‒ Independent Partners up 18%  Collected premiums* up 7%  Growth in agent force ‒ PMA producing agents** up 6% Collected Premiums* $118.2 $121.0 $124.5 $126.0 $126.5

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 10  Sales up 2% ‒ Increased marketing drove 6% growth in August and September combined ‒Positive momentum continuing into 4Q13 ‒Sales results in line with seasonal patterns  Collected premiums up 8% reflecting growth in inforce 3Q13 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $60.5 $61.8 $61.3 $61.5 $61.8 Collected Premiums $54.2 $55.0 $57.2 $57.4 $58.6 3Q12 $15.1 4Q12 $13.6 1Q13 $17.0 2Q13 $15.8 3Q13 $15.4

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 11 Outlook  New sales locations will continue to contribute to sales growth as start-up offices ramp up to full productivity  Continued strength in life insurance sales backed by new products, cross sell initiatives, and more focused agent training  Medicare annual open enrollment off to a strong start boosted by increase in MA certified agents and opportunities created by healthcare reform Building enterprise value through continued investment and execution, expected to deliver 8-10% sales growth  Expect continued sales growth at PMA with enhanced recruiting support and geographic expansion  Enhancing the product portfolio with “next generation” supplemental health insurance and worksite life insurance products  Well positioned for voluntary worksite group enrollments  Projecting accelerated sales growth in 4Q13, benefiting from increased marketing investments in late 3Q and early 4Q  Launching enhanced bilingual (English/Spanish) direct mail efforts in 4Q13  Further progress on web & new digital lead strategies

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 12 3Q13 Consolidated Financial Highlights CNO  Earnings ‒ Solid results across all segments ‒ In aggregate, core earnings drivers performed as expected ‒ FAS 97 (interest sensitive products) assumptions reviewed with no significant adjustments ‒ EPS benefiting from 20% decrease in weighted average diluted shares  Capital & Liquidity ‒ Strong consolidated RBC ratio and leverage ‒ Favorable General Account results ‒ Deployable capital of ~$140mm at the holding company ‒ Favorable tax benefits recognized in the quarter  Capital Deployment ‒ Repurchased $37.3mm of securities ‒ Paid $6.7mm in common stock dividends ‒ Paid down $12.5mm of debt

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 13 $3.3 $(2.7) $3.0 $(3.6) $(0.4) $(2.6) $3.2 $(5.4) $1.2 $(4.2) $10.4 $16.5 $3.6 $2.6 $6.1 $80.6 $77.7 $71.3 $76.6 $80.6 $33.9 $34.6 $29.4 $30.3 $28.1 3Q12 4Q12 1Q13 2Q13 3Q13 Corporate CP OCB BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 3Q13 Notable Items $125.6 $129.3 Segment EBIT Excluding Significant Items*  Solid performance across all segments  Annuity & life margins remain strong  Health margins mixed with strength in Medicare supplement offset by LTC and supplemental health  Colonial Penn results reflect planned investment in growth  Favorable OCB margins and Corporate investment results CNO $101.9 3Q12 288.1mm Weighted Average Diluted Shares Outstanding 3Q13 229.3mm $107.1 $110.2

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 14 ($ millions) * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure Health Margins 3Q13 Highlights  Bankers Medicare supplement benefited from a favorable reserve adjustment, positive claims trends and persistency  Bankers LTC premium decline reflects a shift towards limited benefit product. Margin adversely impacted by increased persistency  Washington National premium reflects growth in new business. Benefit ratio reflects a slowing of conversion activity on certain return of premium policies CNO Washington National Supplemental Health Interest-Adjusted* Bankers Life Long Term Care Interest-Adjusted* Bankers Life Medicare Supplement $185 $186 $188 $189 $191 67.8% 71.4% 68.5% 67.2% 67.0% 3Q12 4Q12 1Q13 2Q13 3Q13 $139 $137 $135 $134 $133 74.7% 69.0% 81.7% 81.4% 79.4% 3Q12 4Q12 1Q13 2Q13 3Q13 $114 $115 $118 $119 $121 47.5% 46.6% 53.1% 52.6% 54.3% 3Q12 4Q12 1Q13 2Q13 3Q13 Premium Reported Benefit Ratio Normalized 70% Normalized 79% Normalized 54%

Summary of Investment Results

CNO

($ millions)

Average Invested Assets



$24,487
$24,695
$24,986
$24,861
$24,933
$349.4
$352.8
$351.9
$348.8
$350.7
Net Investment Income
3Q12
4Q12
1Q13
2Q13
3Q13

	3Q12	4Q12	1Q13	2Q13	3Q13
New Money Rate:	4.71%	4.79%	5.09%	5.13%	4.93%
Earned Yield*:	5.90%	5.90%	5.89%	5.88%	5.86%
Pre-Pay / Call / Make-whole Income:	$7.4	$10.0	$7.1	$1.7	$4.3

- 3Q new money rate reflects tactical investment strategy, marginally focusing on specialized credit (CRE, municipal) and away from long duration
- Stable investment income reflects growth in assets offset by modest decline in portfolio yield

Realized Gains, Losses and Impairments



$41.2
$32.1
$23.1
$9.0
**
$22.8
$5.6
$3.3
$2.3
$18.6
$3.3
$3.3
$11.2
$8.0
$0.6
$7.4
$13.5
$13.6
$2.9
$10.7
3Q12
4Q12
1Q13
2Q13
3Q13
Gross Realized Gains
Gross Realized Losses
Impairments

- Realized gains and losses remain low in absolute terms, reflecting emphasis on limiting portfolio turnover
- Slight 3Q increase driven by proactive reduction to selected single name exposures

* Earned Yield excludes floating rate FHLB

** 3Q12 impairments primarily associated with two private company investments received through the commutation of an investment made by our predecessor in a guaranteed investment contract.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 15

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 16 2011 18.3% 2012 20.7% 3Q2013 17.3% 2011 358% 2012 367% 3Q2013 392% 2011 $202.8 2012 $293.6 3Q2013 $292.0 Capital Position CNO Leverage* RBC Ratio Liquidity ($ millions)  Insurance Company Capitalization – RBC of 392% reflects: • YTD statutory operating income of $296mm • YTD statutory dividends of $203mm • Reduction in required capital supporting CRE  GAAP Leverage – Repurchase and conversion of convertible debentures – YTD senior debt paid-down and amortization of $51mm – Favorable tax items drive book value growth  Liquidity & Excess Capital – $292mm of holding company liquidity and investments – Approximately $140mm of deployable capital * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 17 Net Statutory Dividends $203 Fees and Interest $103 Other $30 Decrease in Corporate Liquidity $7 3Q13 Capital Generation and Deployment ($ in millions) 3Q YTD Sources and Uses Highlights  Generated over $500mm of capital over the last twelve months  Deployed over $340mm of capital YTD 2013; including $222mm of securities repurchases  $292mm of liquidity remains at corporate; ~$140mm of which is deployable CNO LTM 3Q13 Capital Generation $536 LTM 3Q13 Sources Uses Retained in Subs $120 Fees and Interest $146 Net Statutory Dividends $270 Interest $31 Holdco Exp & Other $12 Debt Repayment / Financing Costs $59 Common Stock Dividends $18 Securities Repurchases $222

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 18 Capital $278 Non-Life $974 Life $271 Loss Carryforwards Valuation Allowance Loss Carryforwards and 3Q13 Tax Items * Issue regarding the allocation of cancellation of indebtedness income between life and non-life NOLs. See the Form 10-Q for additional information. ** GAAP valuation assumes 3% growth in taxable income for the next 5 years. GAAP values are not discounted. CNO Loss Carryforwards 3Q13 Tax Items ($ in millions) Valuation allowance adjustments • Resolution of CODI allocation issue* $ 72 • Assumption for future earnings** 115 • Impact of 2013 earnings 13 Other Items 7 Total favorable tax items $ 207 $1,523 Valuation Allowance $534 $534

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 19 ROE Progression CNO  Calculated on a trailing 4 quarter basis and excluding AOCI and NOLs  Normalized removes significant earnings items identified each quarter  3Q2012 operating ROE includes litigation and interest rate charges  2013 benefiting from capital actions and net favorable earnings performance Notable Items Normalized Operating ROE* * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure 3Q12 7.3% 4Q12 8.1% 1Q13 8.3% 2Q13 8.6% 3Q13 8.5% 3Q12 4Q12 1Q13 2Q13 3Q13 Operating ROE*: 5.7% 6.0% 6.3% 6.8% 8.4%

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 20 2013 Outlook  Core Earnings: - Expect no material change in normalized health benefit ratios - Expect continued strong annuity income and spreads - Colonial Penn: no change to annual guidance of $(5)mm to $(10)mm EBIT loss - OCB: no change to annual guidance of $5mm to $20mm EBIT - Increased pace of investment expected to elevate 4Q expenses  Capital Conditions: - Expect continued strength in capital generation with stable free cash flow - Expect RBC build to moderate and leverage to decline in-line with scheduled debt amortization - No change in securities repurchase guidance of $250 to $300 million  2013 Loss Recognition and Cash Flow Testing: - Fourth quarter process with results disclosed as part of year-end reporting CNO

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 21 Driving Toward 2015 Milestones CNO CNO to host an outlook call 3rd week in December 2015 Milestones  Invest $80-$85mm in strategic business initiatives  Accelerate run-on and run-off  Enhance customer experience and operational efficiency  ROE run-rate of 9%  Drive to investment grade  Target dividend payout ratio of 20%

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 22 Questions and Answers

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 23 Appendix

3Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 80.6	$ -	$ 80.6
Washington National	33.9	-	33.9
Colonial Penn	(2.6)	-	(2.6)
Other CNO Business	(53.6)	64.0 (1)	10.4
EBIT from business segments	58.3	64.0	122.3
Corporate Operations, excluding corporate interest expense	(6.7)	10.0 (2)	3.3
EBIT	51.6	74.0	125.6
Corporate interest expense	(16.3)	-	(16.3)
Operating earnings before tax	35.3	74.0	109.3
Tax expense on operating income	9.7	29.7	39.4
Net operating income *	$ 25.6	$ 44.3	$ 69.9
Net operating income per diluted share*	$ 0.11 **	$ 0.15	$ 0.26

(1) Pre-tax earnings in the Other CNO Business segment included a charge of $43.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products and $21.0 million related to a tentative litigation settlement.

(2) Pre-tax earnings in the Corporate segment included charges of $10.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See pages 29 and 36 for a reconciliation to the corresponding GAAP measure.

** In the third quarter of 2012, equivalent common shares of 56,651 related to all common stock equivalents were not included in the diluted weighted average shares outstanding because their inclusion would have been antidilutive due to the net loss recognized in the period.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

24

4Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 4Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 73.7	$ 4.0 (1)	$ 77.7
Washington National	34.6	-	34.6
Colonial Penn	3.2	-	3.2
Other CNO Business	5.2	11.3 (2)	16.5
EBIT from business segments	116.7	15.3	132.0
Corporate Operations, excluding corporate interest expense	(2.7)	-	(2.7)
EBIT	114.0	15.3	129.3
Corporate interest expense	(15.8)	-	(15.8)
Operating earnings before tax	98.2	15.3	113.5
Tax expense on operating income	38.2	2.7	40.9
Net operating income *	$ 60.0	$ 12.6	$ 72.6

(1) Pre-tax earnings in the Bankers Life segment included charges of $8.0 million related to litigation expense; and earnings of $4.0 million related to the release of long-term care reserves due to policyholder actions following recent rate increases.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $6.0 million from out-of-period adjustments and a $5.3 million charge for litigation expense in the Company's subsidiary, Conseco Life Insurance Company.

* A non-GAAP measure. See page 29 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

25

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 26 The table below summarizes the financial impact of the significant item on our 1Q2013 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 62.1 $ 9.2 (1) $ 71.3 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 49.7 $ 6.0 $ 55.7 (1) Pre-tax earnings in the Bankers Life segment included charges of $9.2 million related to an out-of-period adjustment related to the long- term care block. 77.6 9.2 86.8 27.9 3.2 31.1 92.7 9.2 101.9 (15.1) - (15.1) 89.7 9.2 98.9 3.0 - 3.0 (5.4) - (5.4) 3.6 - 3.6 29.4 - 29.4 Three months ended March 31, 2013 Actual results Significant items Excluding significant items 1Q13 Significant Items CNO * A non-GAAP measure. See page 29 for a reconciliation to the corresponding GAAP measure.

2Q13 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 2Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2013		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 79.1	$ (2.5) (1)	$ 76.6
Washington National	31.8	(1.5) (2)	30.3
Colonial Penn	1.2	-	1.2
Other CNO Business	2.6	-	2.6
EBIT from business segments	114.7	(4.0)	110.7
Corporate Operations, excluding corporate interest expense	2.4	(6.0) (3)	(3.6)
EBIT	117.1	(10.0)	107.1
Corporate interest expense	(13.1)	-	(13.1)
Operating earnings before tax	104.0	(10.0)	94.0
Tax expense on operating income	36.3	(3.5)	32.8
Net operating income *	$ 67.7	$ (6.5)	$ 61.2

(1) Pre-tax earnings in the Bankers Life segment included: (i) approximately $6.5mm of favorable reserve developments in the Medicare supplement block; partially offset by (ii) refinements to the methodologies used to calculate health product reserves (primarily long-term care) of approximately $4.0mm.

(2) Pre-tax earnings in the Washington National segment included approximately $1.5mm of favorable reserve developments in the Medicare supplement block.

(3) Pre-tax earnings in the Corporate segment included a reduction in expenses of $6mm related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 29 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

27

3Q13 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2013		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 86.3	$ (5.7) (1)	$ 80.6
Washington National	28.1	-	28.1
Colonial Penn	(4.2)	-	(4.2)
Other CNO Business	6.1	-	6.1
EBIT from business segments	116.3	(5.7)	110.6
Corporate Operations, excluding corporate interest expense	9.4	(9.8) (2)	(0.4)
EBIT	125.7	(15.5)	110.2
Corporate interest expense	(11.7)	-	(11.7)
Operating earnings before tax	114.0	(15.5)	98.5
Tax expense on operating income	36.8	(5.6)	31.2
Net operating income *	$ 77.2	$ (9.9)	$ 67.3
Net operating income per diluted share*	$ 0.33	$ (0.04)	$ 0.29

(1) Pre-tax earnings in the Bankers Life segment included $5.7 million of favorable reserve developments in the Medicare supplement block.

(2) Pre-tax earnings in the Corporate segment included a $9.8 million reduction in net expenses related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See pages 29 and 36 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

28

Quarterly Earnings

CNO

($ millions)

	3Q12	4Q12	1Q13	2Q13	3Q13
Bankers Life	$ 80.6	$ 73.7	$ 62.1	$ 79.1	$ 86.3
Washington National	33.9	34.6	29.4	31.8	28.1
Colonial Penn	(2.6)	3.2	(5.4)	1.2	(4.2)
Other CNO Business	(53.6)	5.2	3.6	2.6	6.1
EBIT* from business segments	58.3	116.7	89.7	114.7	116.3
Corporate operations, excluding interest expense	(6.7)	(2.7)	3.0	2.4	9.4
Total EBIT	51.6	114.0	92.7	117.1	125.7
Corporate interest expense	(16.3)	(15.8)	(15.1)	(13.1)	(11.7)
Income before net realized investment gains, fair value changes in embedded derivative liabilities and taxes	35.3	98.2	77.6	104.0	114.0
Tax expense on period income	9.7	38.2	27.9	36.3	36.8
Net operating income	25.6	60.0	49.7	67.7	77.2
Net realized investment gains (losses)	4.8	10.8	9.4	1.8	(0.1)
Fair value changes in embedded derivative liabilities	(2.0)	2.6	1.3	12.1	2.2
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	(1.8)	(2.7)	(3.0)
Loss on extinguishment of debt, net of income taxes	(176.4)	(0.7)	(57.2)	(6.8)	-
Net income (loss) before valuation allowance for deferred tax assets and other tax items	(148.0)	72.7	1.4	72.1	76.3
Valuation allowance for deferred tax assets and other tax items	143.0	28.5	10.5	5.0	206.7
Net income (loss)	$ (5.0)	$ 101.2	$ 11.9	$ 77.1	$ 283.0

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); (4) equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests; and (5) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

29

Loss Recognition & Cash Flow Testing

CNO

2012 GAAP Loss Recognition Testing

- Aggregate testing margins remain strong
- Testing margin Increased in 2012
  - ↑ - ASU 2010-26
  - ↑ - Net Growth from New Business (+6%)
  - ↓ - Lower interest rates projected (-8%)
  - ↓ - Legal Settlements (-2%)
- All intangibles are recoverable

2012 Statutory Cash Flow Testing

- Insurance Company margins consistent with prior years
- All insurance entities pass Asset Adequacy / Cash Flow Testing under all standard scenarios
- Interest rate scenarios re-affirm strong asset liability management
- Year-end testing resulted in less than $5 million of additional asset adequacy reserves

Line of Business	Aggregate Margin	Principal Risks to Margin
Traditional life and Universal life (Bankers)	+++	Unusually high mortality
Medicare supplement and supplemental health	+++	Unusually high morbidity
Long term care	Positive but vulnerable	Low interest rates; High morbidity; Low policy termination
Interest sensitive life (OCB)	Positive but vulnerable	Low interest rates; Litigation
Interest sensitive annuities	++	Decrease in spread; Investment volatility
Annuities in payout	+	Low mortality; Low interest rates

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

30

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 31 3Q13 Holding Company Liquidity CNO ($ millions) 3Q13 YTD Cash and Investments Balance - Beginning $229.7 $293.6 Sources Dividends from Insurance Subsidiaries 64.0 202.5 Dividends from Non-insurance Subsidiaries - 6.1 Interest/Earnings on Corporate Investments 3.8 13.9 Surplus Debenture Interest 26.9 51.0 Service and Investment Fees, Net 27.3 51.7 Other 1.8 9.9 Total Sources 123.8 335.1 Uses Interest 5.5 30.7 Tender Offer - 125.9 Convertible Repurchase - 9.5 Share Repurchase 37.3 87.3 Debt Payments 12.5 50.6 Common Stock Dividend 6.7 17.7 Financing Costs 0.4 8.7 Holding Company Expenses and Other 2.1 11.9 Total Uses 64.5 342.3 Non-cash changes in investment balances 3.0 5.6 Unrestricted Cash and Investments Balance - 9/30/2013 $292.0 $292.0

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 32 $16.2 $39.5 $14.1 $18.9 $39.3 $41.4 $80.7 $50.0 $37.3 $342.0 $124.8 $9.4 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 Share Repurchases Convertible Repurchases Returning Capital to our Shareholders CNO  Since initiating the share buyback program, repurchased equivalent of 88 million shares, leading to a 29%* reduction in weighted average diluted shares outstanding  Cumulative investment of $814mm in stock and convertible repurchases for an effective average price of $9.25 per share  Paid $32mm in dividends since initiating dividend program Total Securities Repurchases by Quarter * Calculated using 88 million shares as a percentage of 1Q11 weighted average diluted shares outstanding Common Stock Dividends $ - $ - $ - $ - $ - $4.7 $4.7 $4.5 $4.4 $6.6 $6.7 Highlights Weighted Average Diluted Shares Outstanding 307.5mm 229.3mm ($ in millions)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 33 $12.5 $59.4 $79.3 $60.5 $378.1 $3.5 $275.0 $12.5 $59.4 $79.3 $64.0 $4.2 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan Senior Unsecured Debentures Senior Secured Notes Debt Maturity Profile ($ millions) $378.1 $275.0 CNO

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 34 Holding Company Investments at 9/30/13 CNO ($ millions) Cash & Money Market / Fixed Income $184.7 Equities $69.1 Portfolio strategy is to prioritize liquidity for corporate capital needs, while balanced allocation generates consistent returns utilizing non-life tax benefits Cash & Money Market Fixed Income Equities Alternatives YTD3Q13 0.04% 1.41% 5.65% 19.29% -0.46% 0.13% 4.35% 3.58% Investment Allocation Investment Performance Alternatives $38.2

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 35 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	3Q12	4Q12	1Q13	2Q13	3Q13
Net income (loss) applicable to common stock	$ (5.0)	$ 101.2	$ 11.9	$ 77.1	$ 283.0
Net realized investment (gains) losses, net of related amortization and taxes	(4.8)	(10.8)	(9.4)	(1.8)	0.1
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	2.0	(2.6)	(1.3)	(12.1)	(2.2)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	1.8	2.7	3.0
Valuation allowance for deferred tax assets	(143.0)	(28.5)	(10.5)	(5.0)	(206.7)
Loss on extinguishment of debt	176.4	0.7	57.2	6.8	-
Net operating income (a non-GAAP financial measure)	$ 25.6	$ 60.0	$ 49.7	$ 67.7	$ 77.2
Per diluted share:					
Net income (loss)	$ (0.02)	$ 0.41	$ 0.05	$ 0.34	$ 1.23
Net realized investment (gains) losses, net of related amortization and taxes	(0.02)	(0.04)	(0.04)	(0.01)	-
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	0.01	(0.01)	(0.01)	(0.05)	(0.01)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	0.01	0.01	0.01
Valuation allowance for deferred tax assets	(0.62)	(0.11)	(0.04)	(0.02)	(0.90)
Loss on extinguishment of debt	0.76	-	0.24	0.03	-
Net operating income (a non-GAAP financial measure)	$ 0.11	$ 0.25	$ 0.21	$ 0.30	$ 0.33

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

36

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 37 3Q12 4Q12 1Q13 2Q13 3Q13 Operating income 25.6$ 60.0$ 49.7$ 67.7$ 77.2$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes - 1.2 1.2 0.4 - Total adjusted operating income 25.6$ 61.2$ 50.9$ 68.1$ 77.2$ Weighted average shares outstanding for basic earnings per share 231,481 225,074 222,081 220,498 222,876 Effect of dilutive securities on weighted average shares: 7% Debentures - 17,039 16,590 5,692 839 Stock options, restricted stock and performance units - 3,133 2,829 2,412 2,858 Warrants - 1,515 1,967 2,291 2,774 Weighted average shares outstanding for diluted earnings per share 231,481 246,761 243,467 230,893 229,347 Operating earnings per diluted share 0.11$ 0.25$ 0.21$ 0.30$ 0.34$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): (a) (a) In the third quarter of 2012, equivalent common shares of 56,651 related to all common stock equivalents were not included in the diluted weighted average shares outstanding because their inclusion would have been antidilutive due to the net loss recognized in the period. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	3Q12	4Q12	1Q13	2Q13	3Q13
Total shareholders' equity	$ 5,066.2	$ 5,049.3	$ 5,028.6	$ 4,581.4	$ 4,786.6
Shares outstanding for the period	229,506,690	221,502,371	223,502,106	219,378,666	222,007,214
Book value per share	$ 22.07	$ 22.80	$ 22.50	$ 20.88	$ 21.56
Total shareholders' equity	$ 5,066.2	$ 5,049.3	$ 5,028.6	$ 4,581.4	$ 4,786.6
Less accumulated other comprehensive income	(1,234.4)	(1,197.4)	(1,170.7)	(698.1)	(634.0)
Add carrying value of convertible debentures	89.4	89.6	32.7	28.4	-
Adjusted shareholders' equity excluding AOCI	$ 3,921.2	$ 3,941.5	$ 3,890.6	$ 3,911.7	$ 4,152.6
Shares outstanding for the period	229,506,690	221,502,371	223,502,106	219,378,666	222,007,214
Dilutive common stock equivalents related to:					
Convertible debentures	17,028,151	17,038,882	6,197,661	5,383,774	-
Warrants, stock options, restricted stock and performance units	4,284,726	4,647,584	5,165,321	5,165,919	5,686,148
Diluted shares outstanding	250,819,567	243,188,837	234,865,088	229,928,359	227,693,362
Book value per diluted share (a non-GAAP financial measure)	$ 15.63	$ 16.21	$ 16.57	$ 17.01	$ 18.24

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

38

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	3Q12	4Q12	1Q13	2Q13	3Q13
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 138.5	$ 136.7	$ 135.3	$ 134.1	$ 132.6
Benefit ratio before imputed interest income on reserves	121.4%	116.7%	129.4%	129.5%	128.4%
Interest-adjusted benefit ratio	74.7%	69.0%	81.7%	81.4%	79.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 35.0	$ 42.3	$ 24.8	$ 25.0	$ 27.3
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 114.0	$ 115.1	$ 117.8	$ 119.0	$ 121.1
Benefit ratio before imputed interest income on reserves	74.2%	72.9%	79.3%	78.6%	80.8%
Interest-adjusted benefit ratio	47.5%	46.6%	53.1%	52.6%	54.3%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 59.8	$ 61.4	$ 55.3	$ 56.4	$ 55.4

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

39

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 40 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non- GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 41 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended September 30, 2013, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 165.2$ 67.0$ (4.3)$ 1.4$ 25.3$ 254.6$ Net income 473.2$ Trailing 4 Quarter Average as of September 30, 2013 Allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 1,093.7$ 527.0$ 82.3$ 545.7$ 778.2$ 3,026.9$ Co mon shareholders' equity 4,896.4$ Operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 15.1% 12.7% (5.3)% 0.3% 8.4% Return on equity 9.7% (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return and consolidated net income for the twelve months ended September 30, 2013, is as follows (dollars in millions):

	Bankers Life	Washington National	Colonial Penn	Other CNO Business	Corporate	Total
Segment pretax operating earnings (a non-GAAP financial measure)	$ 301.2	$ 123.9	$ (5.2)	$ 17.5	$ (43.6)	$ 393.8
Adjustment to investment income to reflect capital at 275%	(15.9)	(6.2)	0.4	(1.9)	23.6	-
Interest allocated on corporate debt	(27.0)	(13.1)	(2.0)	(13.4)	55.5	-
Income tax (expense) benefit	(93.1)	(37.6)	2.5	(0.8)	(10.2)	(139.2)
Segment operating return for purposes of calculating operating return on allocated capital	$ 165.2	$ 67.0	$ (4.3)	$ 1.4	$ 25.3	254.6
Net realized investment gains, net of related amortization and taxes						21.9
Fair value changes in embedded derivative liabilities, net of related amortization and taxes						18.2
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes)						(7.5)
Loss on extinguishment of debt						(64.7)
Valuation allowance for deferred tax assets						250.7
Net income						$ 473.2

(Continued on next page)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013

42

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 43 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of September 30, 2013 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 1,093.7$ 527.0$ 82.3$ 545.7$ 778.2$ 3,026.9$ Net operating loss carryforwards - - - - 869.4 869.4 Accumulated other comprehensive income 392.1 181.1 47.2 341.7 38.0 1,000.1 Adjustment to reflect capital at 275% RBC 249.7 100.7 (8.6) 30.4 (372.2) - Allocation of corporate debt 461.4 222.6 34.8 230.2 (949.0) - Common shareholders' equity 2,196.9$ 1,031.4$ 155.7$ 1,148.0$ 364.4$ 4,896.4$ (Continued on next page)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 44 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 3Q12 4Q12 1Q13 2Q13 3Q13 Operating income 171.4$ 180.4$ 189.5$ 203.0$ 254.6$ Operating income, excluding significant items 221.3$ 245.4$ 250.1$ 259.4$ 256.8$ Net Income 184.2$ 221.0$ 173.8$ 185.2$ 473.2$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,014.3$ 3,024.4$ 3,018.9$ 3,004.3$ 3,026.9$ Average common shareholders' equity 4,747.8$ 4,868.5$ 4,966.1$ 4,970.3$ 4,896.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryf wards (a non-GAAP financial measure) 5.7% 6.0% 6.3% 6.8% 8.4% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 7.3% 8.1% 8.3% 8.6% 8.5% Return on equity 3.9% 4.5% 3.5% 3.7% 9.7% Trailing twelve months ended (Continued on next page)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 45 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings items (a) items four quarters income four quarters 4Q11 51.0$ (2.5)$ 48.5$ -$ 64.0$ -$ 1Q12 40.6 10.4 51.0 - 59.1 - 2Q12 54.2 (2.3) 51.9 - 65.7 - 3Q12 25.6 44.3 69.9 221.3 (5.0) 184.2 4Q12 60.0 12.6 72.6 245.4 101.2 221.0 1Q13 49.7 6.0 55.7 250.1 11.9 173.8 2Q13 67.7 (6.5) 61.2 259.4 77.1 185.2 3Q13 77.2 (9.9) 67.3 256.8 283.0 473.2 (a) Significant items for the periods 3Q12 through 3Q13 are further described elsewhere in the Appendix. The significant items for the remaining periods have been discussed in prior press releases and presentations. (Continued on next page)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 46 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 3Q12 4Q12 1Q13 2Q13 3Q13 Segment pretax operating earnings (a non-GAAP financial measure) 267.6$ 284.1$ 297.9$ 315.1$ 393.8$ Income tax (expense) benefit (96.2) (103.7) (108.4) (112.1) (139.2) Segment operating return 171.4 180.4 189.5 203.0 254.6 Net realized investment gains, net of related amortization and taxes 51.6 48.4 43.7 26.8 21.9 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (4.8) (1.8) (5.0) 14.0 18.2 Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes) - - (1.8) (4.5) (7.5) Loss on extinguishment of debt (177.0) (177.5) (234.6) (241.1) (64.7) Valuation allowance for deferred tax assets 143.0 171.5 182.0 187.0 250.7 Net income 184.2$ 221.0$ 173.8$ 185.2$ 473.2$ Twelve months ended (Continued on next page)

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 3Q11 4Q11 1Q12 2Q12 3Q12 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,868.7$ 2,966.3$ 3,057.1$ 3,129.9$ 2,938.8$ Net operating loss carryforwards 916.6 865.9 817.9 772.4 893.0 Accumulated other comprehensive income 750.9 781.6 808.0 990.8 1,234.4 Common shareholders' equity 4,536.2$ 4,613.8$ 4,683.0$ 4,893.1$ 5,066.2$ 4Q12 1Q13 2Q13 3Q13 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,976.9$ 3,002.9$ 3,067.6$ 3,181.9$ Net operating loss carryforwards 875.0 855.0 815.7 970.7 Accumulated other comprehensive income 1,197.4 1,170.7 698.1 634.0 Common shareholders' equity 5,049.3$ 5,028.6$ 4,581.4$ 4,786.6$

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 48 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 3Q12 4Q12 1Q13 2Q13 3Q13 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,014.3$ 3,024.4$ 3,018.9$ 3,004.3$ 3,026.9$ Net operating loss carryforwards 840.3 838.4 844.2 854.3 869.4 Accumulated other comprehensive income 893.2 1,005.7 1,103.0 1,111.7 1,000.1 Common shareholders' equity 4,747.8$ 4,868.5$ 4,966.1$ 4,970.3$ 4,896.4$ Trailing Four Quarter Average

CNO Financial Group | 3Q2013 Earnings | October 29, 2013 49 Information Related to Certain Non-GAAP Financial Measures 3Q12 4Q12 1Q13 2Q13 3Q13 Corporate notes payable 1,035.1$ 1,004.2$ 934.2$ 905.7$ 868.6$ Total shareholders' equity 5,066.2 5,049.3 5,028.6 4,581.4 4,786.6 Total capital 6,101.3$ 6,053.5$ 5,962.8$ 5,487.1$ 5,655.2$ Corporate debt to capital 17.0% 16.6% 15.7% 16.5% 15.4% Corporate notes payable 1,035.1$ 1,004.2$ 934.2$ 905.7$ 868.6$ Total shareholders' equity 5,066.2 5,049.3 5,028.6 4,581.4 4,786.6 Less accumulated other comprehensive income (1,234.4) (1,197.4) (1,170.7) (698.1) (634.0) Total capital 4,866.9$ 4,856.1$ 4,792.1$ 4,789.0$ 5,021.2$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 21.3% 20.7% 19.5% 18.9% 17.3% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):